UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2012

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 1, 2012 and June 4, 2012, multiple presentations were made about Pharmacyclics, Inc.’s (the “Company”) Bruton’s Tyrosine Kinase (BTK) Inhibitor Ibrutinib (PCI-32765) at the American Society of Clinical Oncology (“ASCO”) Annual Meeting (the “ASCO Meeting”).  On June 1, 2012 a presentation entitled “Combination of the Bruton’s Tyrosine Kinase (BTK) Inhibitor Ibrutinib (PCI-32765) with Bendamustine/Rituximab Is Active and Tolerable in Patients with Relapsed or Refractory (R/R) Chronic Lymphocytic Leukemia/Small Lymphocytic Lymphoma (CLL/SLL): Interim Results of a Phase Ib/II Study” was made at ASCO and on June 4, 2012, presentations entitled “The Bruton’s Tyrosine Kinase (BTK) Inhibitor Ibrutinib (PCI-32765) is Highly Active and Tolerable in Treatment Naïve (TN) Chronic Lymphocytic Leukemia (CLL) Patients: Interim Results of a Phase Ib/II Study” and “A Phase Ib/II Study Evaluating Activity and Tolerability of BTK Inhibitor PCI-32765 and Ofatumumab In Patients With Chronic Lymphocytic Leukemia/Small Lymphocytic Lymphoma (CLL/SLL) and related diseases” were presented.  Copies of each of the presentations are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1
Presentation entitled Combination of the Bruton’s Tyrosine Kinase (BTK) Inhibitor Ibrutinib (PCI-32765) with Bendamustine/Rituximab Is Active and Tolerable in Patients with Relapsed or Refractory (R/R) Chronic Lymphocytic Leukemia/Small Lymphocytic Lymphoma (CLL/SLL): Interim Results of a Phase Ib/II Study.

99.2
Presentation entitled The Bruton’s Tyrosine Kinase (BTK) Inhibitor Ibrutinib (PCI-32765) is Highly Active and Tolerable in Treatment Naïve (TN) Chronic Lymphocytic Leukemia (CLL) Patients: Interim Results of a Phase Ib/II Study.

99.3
Presentation entitled A Phase Ib/II Study Evaluating Activity and Tolerability of BTK Inhibitor PCI-32765 and Ofatumumab In Patients With Chronic Lymphocytic Leukemia/Small Lymphocytic Lymphoma (CLL/SLL) and related diseases.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

June 4, 2012

PHARMACYCLICS, INC.

By:	/s/ Rainer M. Erdtmann
Name: Rainer M. Erdtmann
Title: Vice President, Finance & Administration and Secretary